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                                                               Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PETsMART, Inc. on Form S-8 of our report dated March 12, 2002 (except for Note 19, as to which the date is June 24, 2002), appearing in the Current Report on Form 8-K (dated June 25, 2002).

DELOITTE & TOUCHE LLP
Phoenix, Arizona
July 9, 2002